                                3,000,000 Shares


                       Clear Channel Communications, Inc.

                                  Common Stock


                        [FORM OF UNDERWRITING AGREEMENT]


                                                               ___________, 1996


Alex. Brown & Sons Incorporated
CS First Boston Corporation
Goldman, Sachs & Co.
Lehman Brothers
As Representatives of the
       Several Underwriters
c/o Alex. Brown & Sons Incorporated
135 East Baltimore Street
Baltimore, Maryland 21202


Gentlemen:


     Clear Channel Communications, Inc. a Texas corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in
Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 3,000,000 shares of the Company's Common Stock, $.10 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 300,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.


     As to the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Underwriters as follows:


                 (a) A registration statement of Form S-3 (File No. 33-04581) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-3 or obtained a waiver thereof. Copies of such registration statement, including any amendments thereto, and the preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations), exhibits, financial statements and schedules contained therein, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A, or the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective as contemplated by Rule 430A is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents or portions thereof incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Underwriters.


                 (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Firm Shares and the Option Shares as herein contemplated.

                 (c) Each of the subsidiaries of the Company as contemplated pursuant to Item 601(b)(22) of Regulation S-K of the Rules and Regulations (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

                 (d) Except as indicated in Schedule II hereto, all of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary, free and clear of any outstanding liens, encumbrances and adverse claims, and, except as indicated on Schedule II hereto, no options, warrants or other rights to purchase, agreements, or other obligations to sell, transfer, dispose of or issue or other rights to convert any obligations or interests of capital stock of any Subsidiary are outstanding.

                 (e) The Company and each of the Subsidiaries are duly qualified or licensed to transact business in all jurisdictions (domestic and foreign) in which the conduct of their respective businesses requires such qualification or licensing and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the business, operations or condition of the Company and the Subsidiaries taken as a whole; and the Company and each of the Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

                 (f) The information set forth under the caption "Capitalization" in the Prospectus is true and correct. The capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and Prospectus, and the certificates for the Shares are in proper form.

                 (g) The Board of Directors of the Company has duly adopted resolutions authorizing the issuance and sale of the Firm Shares and the Option Shares by the Company; the Company has authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock, including Common Stock, of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and the Firm Shares and the Option Shares, when issued and delivered to the Underwriters as contemplated hereby, will be duly and validly authorized, fully paid, nonassessable and free and clear of any lien, encumbrance, preemptive right or other adverse claim. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

                 (h) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (i) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus relating to the offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to, the requirements of the Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations of the Commission thereunder, and any additional documents deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the Act will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, including any documents incorporated by reference therein, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, or any documents incorporated by reference therein, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof.

                 (j) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the consolidated financial position and results of operations and cash flow of the Company and Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made; provided, however, as to unaudited financial information, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of the Company, necessary for a fair statement of results. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein and the books and





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
         records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                 (k) Except for those license renewal applications of the Company currently pending before the Federal Communications Commission (the "FCC"), a description of which is set forth on Schedule II hereto, there is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which might result in any material adverse change in the business or condition of the Company and the Subsidiaries taken as a whole.

                 (l) The Company and each of the Subsidiaries, as the case may be, have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those (i) reflected in such financial statements, (ii) described in the Registration Statement, (iii) disclosed on Schedule II hereto or (iv) which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement with such exceptions as are not material to the Company and the Subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries.

                 (m) The Company and the Subsidiaries have filed all federal, state and foreign income and franchise tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due. The Company has no knowledge of any tax deficiency that has been or might be asserted against the Company.

                 (n) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, or the earnings, business affairs, management or business prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described or contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.





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
                 (o) Complete and accurate copies of all contracts and other documents of the Company or any Subsidiary that are required, under the Rules and Regulations, to be filed as exhibits to the Registration Statement have been so filed or incorporated by reference. Neither the Company nor any of the Subsidiaries is in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, or of the articles of incorporation or bylaws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                 (p) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body, including, without limitation, the FCC, in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. ("NASD") or the New York Stock Exchange ("NYSE") or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                 (q) The Company and each of the Subsidiaries holds all licenses, certificates and permits from governmental authorities, including, without limitation, the FCC, which are necessary to the conduct of their respective businesses, and the Company and each of the Subsidiaries are in compliance therewith. Except as indicated on
         Schedule II, there are no license renewal applications of the Company or any of the Subsidiaries currently pending before the FCC which have been contested.

                 (r) Neither the Company nor any Subsidiary is aware of or has received any notice of infringement of, or conflict or claimed conflict with, asserted rights of others with respect to any licenses, patents, patent rights, patent applications, inventions, trade secrets, know-how, proprietary information or techniques, including processes, trademarks, service marks, trade names, computer software or copyrights, which infringement, conflict or claimed conflict is material to the business of the Company and the Subsidiaries taken as a whole.

                 (s) Ernst & Young LLP, KPMG Peat Marwick LLP and KPMG, each of which have certified certain of the financial statements filed with the Commission as part of, and/or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.





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
                 (t) No person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company upon the issue and sale of the Shares to the Underwriters hereunder (or, if any person holds such a right, such person has fully and irrevocably waived such right), nor does any person have preemptive rights, rights of first refusal or other rights to purchase any of the Shares.

                 (u) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, or otherwise, in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                 (v) Other than as discussed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is involved or engaged in any material negotiations or discussions, or has any agreement or understanding, with any other person or entity for the acquisition of any stock, other securities, assets or operations of such person or entity, which acquisition would be material to the Company and its Subsidiaries taken as a whole.

                 (w) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented.

                 (x) Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended ("1940 Act"), and the rules and regulations of the Commission thereunder.

                 (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


                 (z) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective






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         businesses and the value of their respective properties and as is customary for companies engaged in similar industries.


                 (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"), and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


                 (bb) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported or incorporated by reference in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.


         2.      PURCHASE, SALE AND DELIVERY OF THE SHARES.

                 (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase at a price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.


                 (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House or "next day" funds by certified or bank cashier's checks drawn to the order of the Company against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland, at 10:00 a.m., Baltimore time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for

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         trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.


                 (c) In addition, on the basis of representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice only once at any within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House or "next day" funds by certified or bank cashier's check drawn to the order of the Company against delivery of certificates therefor at the offices of Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland.


         3. OFFERING BY THE UNDERWRITERS. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters (the "AAU").

         4.      COVENANTS OF THE COMPANY.

                 (a) The Company covenants and agrees with the several Underwriters that:

                          (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                          (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective,
                 (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                          (iii)   The Company will cooperate with the
                 Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                          (iv) The Company will deliver to, or upon the order of, the Representatives from time to time as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

                          (v) The Company will comply with the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (A) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (B) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                          (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                          (vii) The Company will, for a period of five years from the Closing Date, deliver or otherwise make available to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

                          (viii) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may, without such employee consent, grant options or issue shares of Common Stock pursuant to the Company's stock option plans.

                          (ix) The Company has caused L. Lowry Mays and B.J. McCombs to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of Alex. Brown & Sons Incorporated ("Lockup Agreements").

                          (x) The Company shall apply the net proceeds from the sale of the Shares as set forth in the Prospectus.

                          (xi) The Company shall not invest, or otherwise use, the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                          (xii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5. COSTS AND EXPENSES. Unless otherwise agreed to by the Company and the Underwriters, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the AAU, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, Questionnaire and Power of Attorney, the Listing Application, the preliminary and final Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of the New York Stock Exchange; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification of the Shares under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy such condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares or other special or consequential damages.

         6. CONDITIONS TO OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its respective covenants and obligations hereunder and to the following additional conditions:

                 (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued, and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission, and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                 (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

                          (i)     The Company is validly existing as a
                 corporation in good standing under the laws of the State of Texas, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus;

                          (ii) Each of the Subsidiaries is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus;

                          (iii) All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary; and, to the best of such counsel's knowledge, except (A) as reflected in the Company's financial statements,
                 (B) as described in the Registration Statement or (C) as disclosed on Schedule II hereto, such shares are so owned free and clear of any pledge, lien, charge, encumbrance, security interest or other adverse claim, and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or agreements of any kind with respect to the capital stock of any of the Subsidiaries;

                          (iv) The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except in which the failure to qualify would not have a material adverse effect upon the business of the Company and the Subsidiaries taken as a whole;

                          (v) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus; the outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the certificates for the Shares are in due and proper form; the Firm Shares and the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and nonassessable when issued and paid for as contemplated by this Agreement; no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof; and the Underwriters have acquired good and marketable title to the Shares being sold by the Company on the Closing Date and Option Closing Date, if any, free and clear of all claims, liens, encumbrances and adverse claims whatsoever;

                          (vi) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto and document incorporated by reference therein comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included or incorporated by reference therein);

                          (vii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act;

                          (viii) To the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or other documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts, licenses, agreements, leases and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

                          (ix) To the best of such counsel's knowledge, there are no material legal proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Registration Statement and the Prospectus;

                          (x) To the best of such counsel's knowledge, there are no material legal proceedings pending or threatened against any of the Company's or any Subsidiary's directors or officers relating in any way to their status or service as directors or officers, as the case may be, except as set forth in the Registration Statement and the Prospectus;

                          (xi) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Company, or any agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound, or under any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

                          (xii) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

                          (xiii) No approval, license, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or NYSE or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made and is in full force and effect;

                          (xiv) To the best of such counsel's knowledge, the Company and each of the Subsidiaries have all necessary and material licenses (excluding those issued or issuable by the FCC), certificates, permits, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or international law, regulation or rule and have obtained all necessary authorizations, consents and approvals from other persons which are necessary in order to conduct their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to have such licenses, authorizations, consents or approvals or the failure to do so, would not have a material adverse effect on the Company and the Subsidiaries taken as a whole, and to the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of, or in default under, any license, (excluding those issued or issuable by the FCC) certificates, permits, authorization, consent or approval or any law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiaries, where such violation or default could have a material adverse effect on the Company and the Subsidiaries taken as a whole;

                          (xv) To such counsel's knowledge, no person holds a right, contractual or otherwise, to cause the Company to register, pursuant to the Act, any securities of the Company upon the issuance and sale of its Shares to the Underwriters hereunder or, if any person holds such aright, such person has fully and irrevocably waived such right;

                 In rendering such opinion, Akin, Gump, Strauss, Hauer & Feld, L.L.P. may rely as to matters governed by the laws of states other than Texas or federal laws on local counsel in such jurisdictions, provided that in each case Akin, Gump, Strauss, Hauer & Feld, L.L.P. shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the
         Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules or statistical or financial information contained or incorporated by reference therein). With respect to such statement, Akin, Gump, Strauss, Hauer & Feld, L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                 (c) The Underwriters shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wiley, Rein & Fielding, special communications counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:


                          (i) No consent, approval, authorization or order of, or filing or declaration with, the FCC is required for or in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company as described in the Prospectus assuming that (i) no individual or entity will acquire an attributable ownership interest in the Company as that term is defined by the FCC; and (ii) less than 25% of the capital stock of the Company will be owned by alien individuals or entities; provided, however, certain of the transaction documents may be subject to a requirement that they be filed with the FCC pursuant to Section 73.3613 of its rules.



                          (ii) The authorization, issuance, transfer, sale and delivery of the Shares by the Company as described in the Prospectus will not result in a breach or violation of any term or provision of the Communications Act or the Telecommunications Act of 1996, or any orders, rules or regulations of the FCC thereunder, assuming that (i) no individual or entity will acquire an attributable ownership interest in the Company as that term is defined by the FCC; and
                 (ii) less than 25% of the capital stock of the Company will be owned by alien individuals or entities.



                          (iii) The Company and the Subsidiaries hold valid authorizations from the FCC ("Licenses") for the U.S. radio and television stations (the "Stations") identified in the Prospectus under "Business -- Radio Broadcasting" and "Business -- Television Broadcasting" in those instances where a date is entered in the column "Date of Acquisition" and for WENZ (FM), Cleveland, Ohio, which was acquired on May 31, 1996. All of the Licenses are in full force and effect.



                          (iv) To counsel's knowledge, the Licenses are sufficient to operate the Stations on the frequencies and in the markets listed in the Prospectus under "Business -- Radio Broadcasting" and "Business -- Television Broadcasting" in the columns "Frequency/Amplitude" and "Market (Rank)/Station" respectively.

                          (v) To counsel's knowledge, other than rule making proceedings or similar proceedings of general applicability to the radio and television broadcasting industry, there is not now issued, outstanding, pending or threatened, any notice of violation, order to show cause, complaint, or investigation by or before the FCC directed against the Company or the Stations, that would materially and adversely affect the operations of the Stations generally. To counsel's knowledge, there are no material legal proceedings pending or threatened against the Company or any of the Subsidiaries, except as set forth in the Registration Statement and the Prospectus.



                          (vi) Those portions of the Prospectus under the caption "Risk Factors -- Government Regulation" and "Business -- Federal Regulation of Television and Radio Broadcasting," in the Company's Annual Report on Form 10-K, as amended to date, incorporated therein by reference, under the caption "Item 1. Business - Federal Regulation of Television and Radio Broadcasting" are accurate and fairly present the information set forth therein in all material respects (i) with respect to the information contained in the Prospectus, as of the date of the Prospectus and (ii) with respect to the information contained in the Company's Annual Report on Form 10-K, as of March 29, 1996.



                          (vii) The Company and the Subsidiaries have pending before the FCC or the FCC has granted the license assignment or transfer of control applications for the U.S. radio and television stations listed in the Prospectus Summary under the caption "Recent Developments."


                 (d) The Representatives shall have received from Wolin, Fuller, Ridley & Miller LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with regard to the Company, the Subsidiaries, the validity of the Shares, the Registration Statement, the Prospectus and such other matters as the Representatives may reasonably request. In rendering such opinion, Wolin, Fuller, Ridley & Miller LLP may rely as to all matters governed other than by the laws of the state of Texas or federal laws on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that
         (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the
         Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules or statistical or financial information contained or incorporated by reference therein). With respect to such statement, Wolin, Fuller, Ridley & Miller LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

                 (e) The Representatives shall have received at or prior to the Closing Date from Wolin, Fuller, Ridley & Miller LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.


                 (f) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP, KPMG Peat Marwick LLP and KPMG confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their respective opinions the financial statements and schedules of the Company, US Radio, Inc., Ragan Henry Communications Group, L.P., US Radio, L.P. and US Radio Stations, L.P., examined by Ernst & Young LLP, the financial statements and schedules of Radio Equity Partners, L.P., examined by KPMG Peat Marwick LLP, and the financial statements and schedules of Australian Radio Network Pty. Ltd and its controlled entities, examined by KPMG, and incorporated in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.


                 (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the President and Chief Executive Officer and the Vice President and Controller of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                          (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to the best of his knowledge, contemplated by the Commission;

                          (ii)    To the best of his knowledge, the
                 representations and warranties of the Company contained in
                 Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be;

                          (iii) He has carefully examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact require to be stated therein or necessary in order to make the statements therein not misleading and, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

                          (iv) To the best of his knowledge, since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as referred to in the Registration Statement;

                          (v) There has been no material transaction entered into by the Company or the Subsidiaries since December 31, 1995, other than the completed or contemplated transactions referred to in the Prospectus, transactions in the ordinary course of business and transactions as to which the Underwriters have given their prior written consent ; and

                          (vi) No material legal or governmental proceeding is pending or, to the best of his knowledge, threatened against the Company or any of the Subsidiaries that is likely to have a material adverse effect on the business, operations, financial condition or prospects of the Company and the Subsidiaries, taken as a whole.

                 (h)      The Company shall have furnished to the
         Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                 (i) The Firm Shares and Option Shares, if any, have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.

                 (j) The Lockup Agreements described in Section 4(x) have been executed and deliverd and are in full force and effect.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Wolin, Fuller, Ridley & Miller LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

         In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.      INDEMNIFICATION.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, and provided further that the Company shall not be liable with respect to any untrue statement contained in or any omission from a Preliminary Prospectus if the untrue statement contained in or such omission from such Preliminary Prospectus was corrected in the applicable Prospectus and the person asserting any such loss, liability, claim or damage was not given or sent a copy of the applicable Prospectus (excluding the documents incorporated by reference therein) in the manner and at such time as required by the Act, providing the Company has furnished you copies of such applicable Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter or through the Representatives on behalf of such Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Sections 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                 (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. DEFAULT BY UNDERWRITERS. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, of the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur, exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the nondefaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention: Mr. Jeffrey Amling; with a copy to Alex. Brown & Sons Incorporated, 135 East Baltimore Street, Baltimore, Maryland 21202, Attention:
General Counsel; if to the Company, to Clear Channel Communications, Inc., 200 Concord Plaza, Suite 600, San Antonio, Texas 78216, Attention: Mr. Randall Mays, Vice President.

         11. TERMINATION. This Agreement may be terminated by you by notice to the Company as follows:

                 (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or
         (ii) 11:30 a.m., Baltimore, Maryland time, on the first business day following the date of this Agreement;

                 (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially or adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by either United States or New York State authorities; (vi) the suspension of trading of the Company's Common Stock by the Commission or the New York Stock Exchange; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

                 (c)      as provided in Sections 6 and 9 of this Agreement.

         12. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13. INFORMATION PROVIDED BY UNDERWRITERS. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and
(c) delivery of and payment for the Shares under this Agreement.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          CLEAR CHANNEL COMMUNICATIONS, INC.



                                          By:
                                             ----------------------------------
                                             Authorized Officer



The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

ALEX. BROWN & SONS INCORPORATED
CS FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS
As Representatives of the several
Underwriters listed on Schedule I

By: Alex. Brown & Sons Incorporated

By:
   ----------------------------------
    Authorized Officer

                                 SCHEDULE I
                          Schedule of Underwriters



                                                 Number of Firm Shares
                                                 ---------------------
                  Underwriter                       to be Purchased
                  -----------                       ---------------

 Alex. Brown & Sons Incorporated

 CS First Boston Corporation
 Goldman, Sachs & Co.

 Lehman Brothers, Inc.





                                                       _________

           Total                                       3,000,000
                                                       =========